EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2018 and 2017, and the reference to us under the caption "Experts" in the Registration Statement on Form S-8 of Lightwave Logic, Inc. dated November 15, 2019.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: November 15, 2019